Exhibit 99.2

Cal Dive International
4th Quarter 2010 Earnings Conference Call

Forward-Looking Statements
This presentation may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,”
“project” and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S.
Gulf of Mexico resulting from the Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline
  Summary of 4Q 2010 Results
  Backlog
  Discussion of Financial Results
  Non-GAAP Reconciliations
  Questions & Answers

Summary of 4Q Results

  Higher utilization levels
 compared to 4Q 09 but fewer
 large construction projects.
  Solid backlog at end of 2010.
  No outstanding borrowings
 under revolver at year-end.
  Debt to EBITDA at 2x.

($ millions)

$350
$300
$250
$200
$150
$100
$50
$-
$284
$213
$183
$191
$302
$233
$191
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10

5

Backlog

Financial Results

(all amounts in thousands, except per share amounts and percentages)
(1) See reconciliation on Non-GAAP financial measures at the end of the presentation.
(2) Tax effected.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

	$161,040	$147,396	$536,468	$829,362

	23,673	36,188	62,442	215,885
Margins	15%	25%	12%	26%

Net Income (Loss)	($2,382)	$2,840	($315,849)	$76,627
Margins	(1%)	2%	(59%)	9%

Diluted Earnings (Loss) Per Share	(0.03)	0.03	(3.47)	0.81

Net Loss			($315,849)
Non-cash fixed asset impairments (2)			15,048
Non-cash goodwill impairments (2)			287,464
Non-GAAP Net Income (Loss)			($13,337)
Margins			(2%)

Non-GAAP Diluted Earnings (Loss) Per Share			($0.15)

EBITDA (1)	$27,683	$34,178	$79,867	$216,453
Margins	17%	23%	15%	26%

Construction Barges	33%	32%	29%	41%

Construction Barges	33%	32%	26%	38%

Utilization

(1) Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period excluding days in which the vessels were in drydock or taken out of service for upgrades.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Effective Utilization(1) -
Saturation Diving Vessels	66%	58%	65%	79%
Surface Diving Vessels	46%	34%	51%	57%

Total Fleet	47%	40%	47%	57%

Calendar Day Utilization -
Saturation Diving Vessels	64%	57%	61%	68%
Surface Diving Vessels	43%	34%	49%	53%

Total Fleet	46%	39%	45%	52%
(The following statistics are for owned and operated vessels only)

($ millions)

4Q 2010
$111
69%
$50
31%
2010
$426
79%
$110
21%
4Q 2009
$111
76%
$36
24%
2009
$555
67%
$274
33%
Domestic
International

8

Revenue Split

($ millions)

Horizon Acquisition
$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$162
$198
$172
$141
2007
2008
2009
1Q 2010
2Q 2010
3Q 2010
4Q 2010
Net Debt

35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
19%
23%
31%
27%
2007
2008
2009
1Q 2010
2Q 2010
3Q 2010
4Q 2010
Net Debt to Book Cap.

(1) Calculated as Total Debt less Cash and Cash Equivalents.

Debt Levels

Net Debt Levels (1)
Net Debt to Book Cap. % (2)
(2) Calculated as Net Debt divided by Stockholders’ Equity plus Net Debt.

$400
$350
$300
$250
$200
$150
$100
$50
$-
$293
$296
$296
$278
$229
$218
$61
$52
$53
$17
$13
$25
2008
2009
1Q 2010
2Q 2010
3Q 2010
4Q 2010
Cash
Revolver Borrowing Capacity

Liquidity

Liquidity Position
$348
$354
($ millions)
$243
$349
$295
$242
(1) Pro forma impact of amendment to credit facility.
(2) Unborrowed revolver borrowing capacity calculated based on max allowed Debt to EBITDA ratio and maximum revolver capacity of $300 million less LC's outstanding.

Non-GAAP Reconciliations

In addition to net income, one primary measure that we use to evaluate our financial performance is earnings before net interest expense, taxes, depreciation and amortization, or EBITDA. We use EBITDA to measure our operational strengths and the performance of our business and not to measure our liquidity. EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues, and should be considered in addition to, and not as a substitute for, net income and other measures of financial performance we report in accordance with GAAP. Furthermore, EBITDA presentations may vary among companies; thus, our EBITDA may not be comparable to similarly titled measures of other companies.

We believe EBITDA is useful as a measurement tool because it helps investors evaluate and compare our operating performance from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our vessels) from our operating results. Our management uses EBITDA (i) to assess compliance with financial ratios and covenants that will be included in our revolving credit facility; and (ii) in communications with lenders, rating agencies and others, concerning our financial performance.

EBITDA Reconciliations

(all amounts in thousands)
The following table presents a reconciliation of EBITDA to net income, which is the most directly comparable GAAP financial measure of our operating results:
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

EBITDA (unaudited)	$27,683	$34,178	$79,867	$216,453

Less: Depreciation & Amortization	17,008	18,469	68,961	76,313
Less: Non-Cash Stock Comp. Expense	2,061	1,943	7,427	7,272
Less: Interest Expense, net	2,225	3,203	9,060	13,801
Less: Income Tax Expense (Benefit)	8,680	7,193	(5,443)	41,910
Less: Non-Cash Goodwill Impairment Charge	-	-	292,469	-
Less: Non-Cash Fixed Asset Impairment Charge	91	530	23,242	530
Net Income (Loss)	($2,382)	$2,840	($315,849)	$76,627